UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2026

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Farmington Road, Mocksville, North Carolina	33134
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.00001 par value per share	XXII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On November 3, 2026, 22nd Century Group, Inc. (the “Company”) will file a Certificate of Amendment (the “Certificate”) pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Secretary of State of the State of Nevada authorizing a 1-for-58 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”).

Reason for the Reverse Stock Split

The Reverse Stock Split was effected solely to enable the Company to expeditiously restore compliance with the continued listing standard of NASDAQ Capital Market (“NASDAQ”).

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split will become effective at 12:01 a.m. Eastern Time on November 5, 2026, and will be reflected with NASDAQ and in the marketplace at the open of business on November 5, 2026 (the “Effective Date”), whereupon the shares of common stock will begin trading on a split-adjusted basis. In connection with the Reverse Stock Split, the Company’s shares of common stock will continue to trade on NASDAQ under the symbol “XXII” but will trade under a new CUSIP Number, 90137F806.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s common stock held by each stockholder will be converted automatically into the number of whole shares of common stock equal to (i) the number of issued and outstanding shares of common stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 58.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Reverse Stock Split common stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares. Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting stockholder.

Continental Stock Transfer & Trust Company

ONE STATE STREET, 30th Floor

New York, New York 10004

Phone: (917) 262-2378

Please contact Continental Stock Transfer & Trust Company for further information, related costs and procedures before sending any certificates.

State Filing. The Reverse Stock Split will be effected by the Company filing the Certificate pursuant to NRS Section 78.209 with the Secretary of State of the State of Nevada on November 3, 2026. The Certificate will not be effective until the Effective Date. A copy of the Certificate is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Stockholder Approval Required. Under Nevada law, because the Reverse Stock Split did not proportionately reduce the authorized shares, Stockholder approval was required in accordance with NRS 78.2055. Under NRS 78.2055, “a corporation that desires to decrease the number of issued and outstanding shares of a class or series held by each stockholder of record at the effective date and time of the change without correspondingly decreasing the number of authorized shares of the same class or series may do so if: (a) The board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares of a class or series; and, (b) The proposal is approved by the vote of stockholders holding a majority of the voting power of the affected class or series, or such greater proportion as may be provided in the articles of incorporation, regardless of limitations or restriction on the voting power of the affected class or series.” As described herein, the Reverse Stock Split complies with such requirements.

Capitalization. Prior to the Effective Date of the Certificate, the Company was authorized to issue 500,000,000 shares of common stock. As a result of the Reverse Stock Split, the Company will remain authorized to issue 500,000,000 shares of common. As of November 2, 2026 (immediately prior to the Effective Date), there were 31,949,758 shares of common stock outstanding. As a result of the Reverse Stock Split, there will be approximately 550,858 shares of common stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the common stock.

Each stockholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares.

All options, warrants and shares of Series A preferred Stock of the Company outstanding immediately prior to the Reverse Stock Split will be appropriately adjusted as a result of the Reverse Stock Split.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

The information required by this Item 5.03 is set forth in Item 3.03 above, which information is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Articles of Incorporation
104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22ND CENTURY GROUP, INC.

/s/ Lawrence Firestone
Date:	November 3, 2026	Lawrence Firestone
Chief Executive Officer